Exhibit 10.7(e)

THE MANITOWOC COMPANY, INC.

2004 NON-EMPLOYEE DIRECTOR STOCK AND AWARDS PLAN

Amended Effective February 27, 2007

Section 1.      Purpose and Construction.

(a)           Purpose.  The Manitowoc Company, Inc. 2004 Non-employee Director Stock and Awards Plan (the “Plan”) has three complementary purposes: (a) to promote the long-term growth and financial success of The Manitowoc Company, Inc. (the “Company”); (b) to induce, attract and retain highly experienced and qualified individuals to serve on the Company’s Board of Directors (the “Board”); and (c) to assist the Company in promoting a greater identity of interest between the Company’s non-employee directors (“Non-employee Directors”) and its shareholders.  The Plan is designed to accomplish these goals by providing Non-employee Directors with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive incentives based on the value of such common stock, or receive other incentives on the potentially favorable terms that this Plan provides.

(b)           Construction.  Capitalized terms used in this Plan shall have the meanings set forth in Section 12, unless the context otherwise requires.

(c)           Effective Date and Shareholder Approval.  This Plan shall become effective only following its approval by the shareholders of the Company.

Section 2.      Shares Reserved Under this Plan.

(a)           Plan Reserve.  An aggregate of two-hundred and twenty-five thousand (225,000) Shares are reserved for issuance under this Plan. The number of Shares covered by an Award under the Plan shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.  Any Shares delivered pursuant to the exercise of an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury shares.

(b)           Stock Split, Stock Dividend or Reverse Stock Split.  In the event of a stock split, stock dividend or reverse stock split, of Shares, the number of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock, Restricted Stock Units or issued pursuant to Options, to a Participant in any fiscal year, and that may after the event be made the subject of Awards under this Plan) and the number Shares subject to outstanding Awards, and the grant, purchase and exercise price with respect to any outstanding Awards, shall thereupon automatically be adjusted proportionately in a manner consistent with such stock split, stock dividend or reverse stock split to prevent dilution or enlargement of the benefits or potential benefits intended to be made under this Plan; provided, however, that the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.  In the event that any such stock split, stock dividend or reverse stock split would result in an outstanding Award consisting of any fractional Share(s), the Committee may cancel such fractional amount or grant an Award of an additional fractional amount so that there is no fraction amount or may make provision for a cash payment, in an amount determined by the Committee to the holder of the Award that would include a fractional Share, in exchange for the cancellation of such factional Share(s) (without any consent of the holder of any such fractional Share), effective as of the time the Committee specifies (which may be the time such stock split, stock dividend or reverse stock split, is effective).

(c)           Other Adjustment of Shares.  In addition to the non-discretionary adjustment provisions of Section 2(b), if the Committee determines that any dividend or other distribution (whether in the form of cash, other securities, or other property, but not including a dividend of Shares which is governed by Section 2(b)), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (collectively referred to as “Events”) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of:  (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the exercise price with respect to any Option (collectively referred to as “Adjustments”); provided, however, that Awards subject to grant or previously granted to Non-employee Directors under the Plan at the time of any such Event shall be subject only to such Adjustments as shall be necessary to maintain the proportionate interest of the Non-employee Directors and preserve, without exceeding, the value of such Awards; and provided further that the number of Shares subject to any Award shall always be a whole number.

(d)           Predecessor Plan.  After the Effective Date of this Plan, the 1999 Non-employee Director Stock Option Plan will be frozen such that (i) no future awards will be granted under the 1999 Non-employee Director Stock Option Plan, (ii) the 1999 Non-employee Director Stock Option Plan will exist solely to govern grants of awards made prior to the Effective Date of this Plan, and (iii) any Shares that would have otherwise been available for new grants under the 1999 Non-employee Director Stock Option Plan will not roll over into this Plan and thus will not be available for the purpose of granting Awards under this Plan.

(e)           Replenishment of Shares Under this Plan.  The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards, including Restricted Stock and Restricted Stock Units.  If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan.  If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, if Shares are used in connection with the satisfaction of tax obligations relating to an Award, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan.

Section 3.      Plan Administration and Operation.

(a)           Administrative Authority.  The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan.

(b)           Awards.  The Committee has full authority to designate from time to time which Non-employee Directors shall receive Awards under this Plan.  The Committee may consider such factors as it deems pertinent in selecting whether a Non-employee Director will receive any Award(s) and in determining the types and amounts of Awards and in setting any Performance Goals or other limitations.  In making such selection and determination, factors the Committee may consider include, but will not be limited to: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Non-employee Director’s length of service on the Board; and (d) other fees that the Company provides or has agreed to provide to the Non-employee Director.  The Committee’s decision to provide a Non-employee Director with an Award in any year will not require the Committee to designate such person to receive an Award in any other year.

(c)           Committee Action and Delegation. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members present at a meeting at which a quorum is present must make all determinations of the Committee.  The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed.  To the extent applicable law permits, the Board may delegate to another committee of the Board any or all of the authority and responsibility of the Committee.  If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.  Except to the extent prohibited by applicable law, the Committee may also authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee.

(d)           Review of Committee Decisions. All Committee determinations are final and binding upon all interested parties and no reviewing court, agency or other tribunal shall overturn a decision of the Committee unless it first determines that the Committee acted in an arbitrary and capricious manner with respect to such decision.

(e)           Committee Indemnification. No member of the Committee will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award.  The Company will indemnify and hold harmless all Committee members to the maximum extent that the law and the Company’s bylaws permit.

Section  4.     Discretionary Grants of Awards.

Subject to the terms of this Plan, including Section 7 below, the Committee has full power and authority to determine: (a) the type or types of Awards to be granted to each Non-employee Director (i.e., Options, Restricted Stock and/or Restricted Stock Units); (b) the number of Shares with respect to which an Award is granted to a Non-employee Director, if applicable; and (c) any other terms and conditions of any Award granted to a Non-employee Director.  Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).  The Committee may grant multiple Awards and different types of Awards (e.g., Options, Restricted Stock and/or Restricted Stock Units) to individual Non-employee Directors at the same time.

Section 5.      Options.

(a)           Exercise Price of Options.  For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.  The Committee shall also determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(b)           Terms and Conditions of Options.  Subject to the terms of the Plan, an Option will be exercisable at such times and subject to such conditions as the Committee specifies, including, but not limited to, any Performance Goals.  Notwithstanding the preceding, each Option must terminate no later than ten (10) years after the date of grant.

Section 6.      Restricted Stock and Restricted Stock Units.

Subject to the terms of the Plan, each award of Restricted Stock and/or Restricted Stock Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Non-employee Director to realize all or a portion of the benefit provided under the Award.  However, any award of Restricted Stock and/or Restricted Stock Units (regardless of whether such Award is conditioned upon any Performance Goals) must have a restriction period of at least three (3) years.  Notwithstanding anything to the contrary herein, all Restricted Stock and Restricted Stock Units awarded under this Plan shall be payable only in Shares.

Section 7.      Effect of Termination of Membership on the Board.

(a)           Award Limitations.  Subject to the limitations set forth in Section 7(b) below, the Committee shall, in its discretion, determine whether to impose any Award Agreement provisions or limitation concerning what will happen to any outstanding Award(s) when the Non-employee Director ceases to be a member of the Board for any reason.  The restrictions under Section 7(b) and any other limitations imposed by the Committee under this Section 7(a) must be included in the Award Agreement.  Unless otherwise stated under the Award Agreement, if a Non-employee Director ceases to be a member of the Board for any reason other than the Non-employee Director’s retirement due to reaching the mandatory retirement age established by the Board, or other than death or disability (as determined by the Committee), as to Awards held by that Non-employee Director on the effective date of such termination of Board membership, unless the Committee, in its sole discretion, shall otherwise determine, all nonvested options and all Restricted Stock as to which all restrictions have not lapsed, and all Restricted Stock Units for which the Performance Goals have not been fully satisfied shall be immediately forfeited.  Upon the retirement (due to reaching the mandatory retirement age established by the Board), death or disability of a Non-employee Director, all Options held by the Non-employee Director shall fully and immediately vest, all restrictions with respect to Restricted Stock held by the Non-employee Director shall immediately lapse, and all Performance Goals with respect to Restricted Stock Units held by the Non-employee Director shall be deemed immediately satisfied.  In such event or if ~~If~~ the Committee otherwise determines not to require immediate forfeiture upon the occurrence of some other event where the Non-employee director ceases to be a member of the Board, then the maximum exercise period which may be permitted for Options following such termination of Board membership shall be the shorter of one year or the scheduled expiration date of the Award.

(b)           Fraud and Misconduct.  Notwithstanding any provision in this Plan or in any Award Agreement, if a Non-employee Director ceases being a director of the Company due to any of the following act(s), then all Awards previously granted to such Non-employee Director shall immediately be forfeited as of the date of the first such act: (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate of the Company; or (iii) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

Section 8.      Non-Transferability.

Except as otherwise provided in this Section, or as the Committee otherwise provides, each Award granted under this Plan is not transferable by a Non-employee Director:  (a) until such Option has been exercised and/or the limitations on the Restricted Stock or Restricted Stock Units have lapsed or been satisfied; or (b) by will or the laws of descent and distribution.  During the lifetime of the Non-employee Director such Awards may be exercised only by the Non-employee Director or the Non-employee Director’s legal representative or by the permitted transferee of such Non-employee Director as hereinafter provided (or by the legal representative of such permitted transferee).  Unless otherwise prohibited by the Award Agreement, a Non-employee Director may transfer Awards to (i) his or her spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners.  The transfer will be effective only if the Non-employee Director receives no consideration for such transfer.  Subsequent transfers of transferred Awards are prohibited except transfers to those persons or entities to which the Non-employee Director could have transferred such Awards, or transfers otherwise in accordance with this Section.

Section 9.      Amendment and Termination of the Plan and Awards.

(a)           Term of Plan.  This Plan will terminate on, and no Award may be granted after, the ten (10) year anniversary of the Effective Date, unless the Board earlier terminates this Plan pursuant to Section 9(b).

(b)           Termination and Amendment.  The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to shareholder approval if: (i) shareholder approval of such amendment(s) is required under the Exchange Act; (ii) shareholder approval of such amendment(s) is required under the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); or (iii) the amendment will: [a] materially increase any number of Shares specified in Section 2(a) (except as permitted by Section 2(b)); [b] shorten the restriction periods specified in Section 6(b); or [c] modify the provisions of Section 9(e).

(c)           Amendment, Modification or Cancellation of Awards.  Except as provided in Section 9(e) and subject to the requirements of this Plan, the Committee may waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to any Awards by mutual agreement between the Committee and the Non-employee Director or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 2(b)), but the Committee need not obtain the Non-employee Director’s (or other interested party’s) consent for the cancellation of an Award pursuant to the provisions of Section 2(b).  Notwithstanding anything to the contrary in this Plan, the Committee shall have sole discretion to alter the selected Performance Goals.

(d)           Survival of Committee Authority and Awards.  Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination.  In addition, termination of this Plan will not affect the rights of Non-employee Directors with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)           Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 2(b), neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Non-employee Director to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

Section 10.            Change of Control.  Except to the extent the Committee provides a result more favorable to holders of Awards or as otherwise set forth in an Agreement covering an Award, in the event of a Change of Control, the following rules shall apply.

(a)           Options.  Each holder of an Option (a) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable;

and (b) shall have the right, exercisable by written notice to the Company within sixty (60) days after the change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the exercise price of such Shares under the Award;

(b)           Restricted Stock.  Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(c)           Restricted Stock Units.  Each holder of a Restricted Stock Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Restricted Stock Unit, a number of Shares equal to the product of the number of Restricted Stock Units and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.  Each holder of a Restricted Stock Unit that has been earned but not yet paid shall receive the number of Shares equal to the number of such Restricted Stock Units.

Section 11.    General Provisions.

(a)           Other Terms and Conditions.  The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Non-employee Director) as the Committee determines appropriate, including, without limitation, provisions for: (i) one or more means to enable a Non-employee Director to defer the delivery of Shares or recognition of taxable income relating to Awards or terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Non-employee Director on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan); (ii) the purchase of Shares under Options in installments; (iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;  (iv) giving the Non-employee Director the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Non-employee Director, and may be settled in cash or Shares, as the Committee determines; (v) restrictions on resale or other disposition; and (vi) compliance with federal or state securities laws and stock exchange requirements.

(b)           No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c)           Requirements of Law.  The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.  Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(d)           Governing Law.  This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.  Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be brought and determined in a court sitting in the County of Manitowoc, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(e)           Severability.  If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(f)            Other Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements for Non-employee Directors, and such arrangements may be either generally applicable or applicable only in specific cases.

(g)           No Right to Remain on Board.  The grant of an Award to a Non-employee Director pursuant to the Plan shall confer no right on such Non-employee Director to continue as a director of the Company.  Except for rights accorded under the Plan, Non-employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

Section 12.    Definitions.

(a)           “Affiliate” shall mean any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture in which the Committee, in its discretion, both:  (i) determines that the Company has a significant interest; and (ii) designates as an Affiliate for purposes of this Plan.

(b)           “Annual Meeting of the Shareholders” shall mean the annual meeting of shareholders of the Company held each calendar year.

(c)           “Award” means any grant of Options, Restricted Stock or Restricted Stock Units under this Plan.

(d)           “Award Agreement” means a written agreement, in such form (consistent with the terms of this Plan) as approved by the Committee.

(e)           “Board” shall mean the Board of Directors of the Company.

(f)            “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company:

(i)            Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           The Company is merged or consolidated with any other corporation or other entity, other than:  (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities.  Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Company’s Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Company’s Common Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii)          The Company or any subsidiary sells, assigns or otherwise transfer assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv)          The Company dissolves and liquidates substantially all of its assets;

(v)           At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board.  For this purpose, a “Continuing Director” shall mean:  (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuous Directors; or

(vi)          A determination by the Board, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred, which determination shall be made for the specific purpose of triggering operative provisions of this Plan.

(g)           “Change of Control Price” means the highest of the following:  (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 11(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(h)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations, rulings, notices and other similar guidance.  Any reference to a specific provision of the Code includes any successor provision and any guidance issued under such provision.

(i)            “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority).

(j)            “Common Stock” means the $.01 par value common stock of the Company.

(k)           “Company” shall mean The Manitowoc Company, Inc., a Wisconsin corporation, together with any successor thereto.

(l)            “Director” means a member of the Board.

(m)          “Effective Date” means the date that the Company’s shareholders approve this Plan.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and as interpreted by applicable regulations, rulings, notices and other similar guidance.  Any reference to a specific provision of the Exchange Act includes any successor provision and any guidance issued under such provision.

(o)           “Fair Market Value” shall mean for any Share on a particular date, the last sale price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange.  If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used.  If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(p)           “Non-employee Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.  Only Non-employee Directors shall be entitled to receive Awards under this Plan.

(q)           “Option” shall mean the right to purchase Shares at a stated price in accordance with the terms of this Plan.  Because this Plan will provide benefits only for Non-employee Directors, all Options shall be non-qualified stock options.

(r)            “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; length of service on the Board; and/or such other goals as the Committee may establish in its discretion.

(s)           “Plan” shall mean The Manitowoc Company, Inc. 2004 Non-employee Director Stock and Awards Plan, as set forth herein and as amended from time to time.

(t)            “Restricted Stock” means Shares that are issued to a Non-employee Director under this Plan and subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(u)           “Restricted Stock Units” mean the right to receive Shares and/or Restricted Stock at a future date, subject to the completion of such Performance Goals and/or upon the completion of a period of service, as the Committee shall establish as part of the Award Agreement.  Prior to the achievement of such Performance Goals and/or upon the completion of a period of service, the Non-employee Director shall have no rights with respect to such Restricted Stock Units, except as set forth in the underlying Award Agreement.  Each Restricted Stock Unit shall correspond and relate to one Share under this Plan.

(v)           “Share” means a share of Common Stock.

(w)          “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.